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Exhibit 23.1

Consent of Beard Miller Company LLP, Independent Auditors

        We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting a part of this Registration Statement of our report dated January 23, 2004, relating to the consolidated financial statements of Leesport Financial Corp. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

        We also consent to the reference to us under the caption "Experts" in the Proxy Statement/Prospectus.

                      /s/  BEARD MILLER COMPANY LLP

Reading, Pennsylvania

June 3, 2004

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Consent of Beard Miller Company LLP, Independent Auditors